As filed with the Securities and Exchange Commission on December 1, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Kansas	44-0236370
(State or other jurisdiction of incorporation or organization) 602 Joplin Street Joplin, Missouri (Address of principal executive offices)	(I.R.S. Employer Identification Number) 64801 (Zip Code)

The Empire District Electric Company
Employee Stock Purchase Plan

William L. Gipson
President and Chief Executive Officer
The Empire District Electric Company
602 Joplin Street
Joplin, Missouri 64801
(Name and address of agent for service)
(417) 625-5100
(Telephone number, including area code, of agent for service)
______________________________
copy to:

Robert Usadi, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
(212) 701-3000
______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	500,000 shares (3)	$20.425	$10,212,500.00	$1,092.74
Preference Stock Purchase Rights	500,000 rights (4)	N/A	N/A

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the New York Stock Exchange for November 30, 2005.

(3) Represents shares of Common Stock issuable pursuant to The Empire District Electric Company Employee Stock Purchase Plan, together with attached Preference Stock Purchase Rights.

(4) Represents Preference Stock Purchase Rights, which will only be issued with shares of our Common Stock.

EXPLANATORY NOTE

The Empire District Electric Company (“Empire” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 500,000 shares of common stock authorized for issuance under the Registrant’s Employee Stock Purchase Plan, as amended (the “ESPP”), and to register an additional 500,000 preference stock purchase rights, which will be issued with shares of common stock issued under the ESPP. A registration statement on Form S-8 (File No. 33-34807) was filed with the Securities and Exchange Commission (the “Commission”) on May 9, 1990, covering the registration of 275,000 shares authorized for issuance under the ESPP. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares under the ESPP. Pursuant to such Instruction E, the contents of the registration statement on Form S-8 (File No. 33-34807) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE.

The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration Statement:

(a)	Empire’s annual report on Form 10-K filed with Commission for the fiscal year ended December 31, 2004;

(b)	Empire’s quarterly report on Form 10-Q filed with the Commission for the three-month periods ended March 31, 2005, June 30, 2005 and September 30, 2005;

Our Current Reports on Form 8-K filed with the Commission on January 28, 2005, February 8, 2005, February 9, 2005, March 31, 2005, April 29, 2005 (to the extent filed with the Commission), May 11, 2005, May 27, 2005, June 16, 2005, June 28, 2005, July 18, 2005, September 22, 2005 and September 23, 2005;

(c)
The description of Empire’s preference stock purchase rights as set forth in our Registration Statement on Form 8-A dated July 18, 2000 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

DESCRIPTION OF COMMON STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, of which 26,030,457 shares were outstanding as of November 1, 2005, 5,000,000 shares of cumulative preferred stock, par value $10.00 per share, of which no shares are outstanding, and 2,500,000 shares of preference stock, no par value, of which no shares are outstanding, but 500,000 shares are reserved for issuance under a shareholder rights agreement between Empire and Wells Fargo Bank, National Association (as successor to ChaseMellon Shareholder Services, L.L.C.).

Dividend Rights

Holders of our common stock are entitled to dividends, if, as and when declared by our board of directors out of funds legally available therefor subject to the prior rights of holders of our outstanding cumulative preferred and preference stock. Our indenture of mortgage and deed of trust governing our first mortgage bonds restricts our ability to pay dividends on our common stock as described under “Certain Anti-Takeover Provisions” below. In addition, during interest deferral periods permitted thereunder and during defaults thereunder, our junior subordinated debentures, 8-1/2% series due 2031, may also restrict our ability to pay dividends on our common stock.

Holders of our cumulative preferred or preference stock, if any, will be entitled to receive cumulative dividends if and when declared by our board of directors, and no dividend may be paid on our common stock unless full dividends on any outstanding cumulative preferred and preference stock have been paid or declared and set apart for payment and any required sinking fund or similar payments with respect to that stock have been made. The terms of any preference stock hereafter issued may place further limitations on the payment of dividends on or the purchase of our common stock.

Voting Rights

Subject to the voting rights of holders of the cumulative preferred and preference stock, if any, and any series thereof, each holder of common stock is entitled to one vote per share.

Holders of the cumulative preferred stock, if any, will not be entitled to vote except:

•	as required by the laws of the State of Kansas;

•	upon a proposal to merge or consolidate or to sell substantially all of our assets;

•
upon proposals to authorize or issue specified shares of cumulative preferred stock or to create, issue or assume specified indebtedness or to amend our Restated Articles of Incorporation in a way that would adversely affect any of the preferences or other rights given to holders of the cumulative preferred stock, if any; or

•
if dividends payable on outstanding shares of the cumulative preferred stock, if any, shall be accumulated and unpaid in an amount equivalent to four full quarterly dividends (in this case, until those dividends are paid, holders of preferred stock would have the right to elect a majority of our board of directors and have the right to vote, together with the holders of common stock and the holders of preference stock, if any, entitled to vote, on all questions other than for the election of directors).

Holders of any series of preference stock (subject to the prior rights of holders of any outstanding cumulative preferred stock) will have those voting rights as may be fixed by our board of directors for that series. Holders of preference stock will not otherwise be entitled to vote except as may be required by the laws of the State of Kansas.

Preference Stock Purchase Rights

Each share of our common stock carries with it one Preference Stock Purchase Right (a “Right”). A brief summary of the material features of these Rights is set forth below. This summary is not complete. For a full description of those Rights, please see our Form 8-A Registration Statement dated July 18, 2000, which is incorporated into this prospectus by reference.

Each Right enables the holder to acquire one one-hundredth of a share of Series A Participating Preference Stock (or, under certain circumstances, other securities) at a price of $75 per one one-hundredth share, subject to adjustment. The Rights (other than those held by an acquiring person or group (Acquiring Person)), which expire July 25, 2010, will be exercisable only if an Acquiring Person acquires 10% or more of our common stock or if certain other events occur. The Rights may be redeemed by us in whole, but not in part, for $0.01 per Right, prior to 10 days after the first public announcement of the acquisition of 10% or more of our common stock by an Acquiring Person.

In addition, upon the occurrence of a merger or other business combination, or an event of the type referred to in the preceding paragraph, holders of the Rights, other than an Acquiring Person, will be entitled, upon exercise of a Right, to receive either our common stock or common stock of the Acquiring Person having an equal value to two times the exercise price of the Right. Any time after an Acquiring Person acquires 10% or more (but less than 50%) of our outstanding common stock, our board of directors may, at their option, exchange part or all of the Rights (other than Rights held by the Acquiring Person) for our common stock on a one-for-one basis.

Articles of Incorporation

Business Combinations. Our articles require the affirmative vote of holders of at least 80% of all outstanding shares of our voting stock to approve any Business Combination, as defined below, with a Substantial Stockholder, as defined below. For this purpose, a Substantial Stockholder means any person or company that owns 5% of our outstanding voting stock. A Business Combination means:

•	any merger, consolidation or share exchange involving Empire;

•	any sale or other disposition by us to a Substantial Stockholder, or by a Substantial Stockholder to us, of assets worth $10 million or more;

•	the issuance or transfer by us of securities worth $10 million or more;

•	the adoption of any plan of liquidation or dissolution proposed by a Substantial Stockholder; or

•	any recapitalization or other restructuring of Empire that has the effect of increasing the proportionate ownership of a Substantial Stockholder.

The 80% voting requirement does not apply if at least two-thirds of our Continuing Directors, as defined below, approve the Business Combination, or all of the following conditions have been met:

•
the ratio of (1) the per share consideration received by our stockholders in the Business Combination to (2) the fair market value of our stock immediately before the announcement of the Business Combination is at least equal to the ratio of (1) the highest price per share that the Substantial Stockholder paid for any shares of stock within the two-year period prior to the Business Combination to (2) the fair market value of our stock immediately prior to the initial acquisition by the Substantial Stockholder of any stock during the two-year period;

•	the per share consideration received by our stockholders in the Business Combination must be at least equal to the highest of the following:

•
The highest price per share paid by the Substantial Stockholder within the two-year period prior to the first public announcement of the Business Combination or in the transaction in which the stockholder became a Substantial Stockholder, whichever is higher, plus interest;

•	the fair market value per share of our stock on the date of the first public announcement of the Business Combination or the date the stockholder became a Substantial Stockholder, whichever is higher;

•
the book value per share of our stock on the last day of the calendar month immediately before (1) the date of the first public announcement of the Business Combination or (2) the date the stockholder became a Substantial Stockholder, whichever is higher; or

•	the highest preferential amount to which the stockholder is entitled in the event of a voluntary or involuntary liquidation or dissolution;

•	the consideration received by our stockholders must be in the same form paid by the Substantial Stockholder in acquiring its shares;

•
except as required by law, after the stockholder became a Substantial Stockholder there is no reduction in the rate of dividends, except as approved by at least two-thirds of the Continuing Directors; we do not take any action which allows any holder of any cumulative preferred stock or any preference stock to elect directors without the approval of the Continuing Directors; the Substantial Stockholder does not acquire any newly issued voting shares from Empire; and the Substantial Stockholder does not acquire any additional Empire voting shares or securities convertible into Empire voting shares after becoming a Substantial Stockholder;

•
prior to the consummation of the Business Combination, the Substantial Stockholder does not receive any financial assistance from us and does not make any change in our business or equity capital structure without approval of the Continuing Directors; and

•	a disclosure statement that satisfies the SEC’s proxy rules is sent to the voting stockholders describing the Business Combination.

For this purpose, Continuing Directors means directors who were directors before a Substantial Stockholder became a Substantial Stockholder or any person designated as a Continuing Director by at least two-thirds of the then Continuing Directors.

Amendment of By-Laws. The articles also require the affirmative vote of holders of at least 80% of the shares entitled to vote or at least two-thirds of the Continuing Directors to amend our By-Laws.

Classified Board. Under the articles, our board of directors is divided into three classes, one of which is elected for a three-year term at each annual meeting of stockholders.

Notice Provisions. The articles further require that stockholders give timely written notice to us of nominations for Empire directors they intend to make and business they intend to bring before a meeting of the stockholders. Notice is timely if received by our Secretary not less than 35 nor more than 50 days prior to a meeting. In the case of proposed business, the stockholder’s notice must set forth information describing the business and in the case of nominations for directors, the articles would further require that the stockholder’s notice set forth certain information concerning the stockholder and the nominee.

Amendment. The affirmative vote of the holders of at least 80% of the shares entitled to vote or at least two-thirds of the Continuing Directors is required to amend or repeal the above described provisions or adopt a provision inconsistent therewith.

Certain Anti-Takeover Provisions

General. We have a Severance Plan which provides certain key employees with severance benefits following a change of control of Empire. Some of our executive officers and senior managers were selected by the Compensation Committee of the board of directors to enter into one-year agreements under the Severance Plan which are automatically extended for one-year terms unless we have given prior notice of termination.

A participant in the Severance Plan is entitled to receive specified benefits in the event of certain involuntary terminations of employment occurring (including terminations by the employee following specified changes in duties, benefits, etc. that are treated as involuntary terminations) within three years after a change in control, or a voluntary termination of employment occurring between 12 and 18 months after a change in control. A senior officer participant would be entitled to receive benefits of three times such participant’s annual compensation. A participant who is not a senior officer would receive approximately two weeks of severance compensation for each full year of employment with us with a minimum of 17 weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed.

In addition, all restricted stock held by a participant vests upon voluntary or involuntary termination after a change of control. Also, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and our other employee benefit plans in existence at the time of the change in control. If any payments are subject to the excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code, senior officer participants are also entitled to an additional amount essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

Certain terms of the indenture of mortgage and deed of trust governing our first mortgage bonds may also have the effect of delaying, deferring or preventing a change of control. The indenture provides that we may not declare or pay any dividends (other than dividends payable in shares of our common stock) or make any other distribution on, or purchase (other than with the proceeds of additional common stock financing) any shares of, our common stock if the cumulative aggregate amount thereof after August 31, 1944 (exclusive of the first quarterly dividend of $98,000 paid after that date) would exceed the earned surplus (as defined in the indenture) accumulated subsequent to August 31, 1944, or the date of succession in the event that another corporation succeeds to our rights and liabilities by a merger or consolidation.

Please refer to “Preference Stock Purchase Rights” above for information with respect to such Rights.

Kansas Business Combination Statute. We are subject to the provisions of the “business combination statute” in Kansas (Sections 17-12,100 to 12,104 of the Kansas General Corporation Code). This statute prevents an “interested stockholder” from engaging in a “business combination” with a Kansas corporation for three years following the date such person became an interested stockholder, unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person becoming an interested stockholder;

•
upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares held by specified employee stock ownership plans; or

•
on or after the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The statute defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested stockholder;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

•
any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

In addition, the statute defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

See also “—Business Combinations” above for restrictions on business combinations in our Restated Articles of Incorporation.

Liquidation Rights

On liquidation the holders of the common stock are entitled to receive any of our assets remaining after distribution to the holders of cumulative preferred and preference stock, if any, of the liquidation preferences of those classes of stock and accumulated unpaid dividends thereon.

Other

In addition to the limitations described above under “—Dividend Rights,” we may not purchase any shares of common stock unless full dividends shall have been paid or declared and set apart for payment on the outstanding cumulative preferred and preference stock, if any, and any required sinking fund payments with respect to that stock have been made. The common stock is not subject to redemption and has no conversion or preemptive rights.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Empire District Electric Company is organized under the laws of the State of Kansas. Our Articles of Incorporation and Bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that directors and officers will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of Empire, if they meet certain specified conditions, and provide for the advancement by us to our directors and officers of expenses incurred by them in defending suits arising out of their service as such.

Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by us.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The exhibits listed in the Index to Exhibits are filed as part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on this 1st day of December, 2005.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By: /s/ William L. Gipson
   Name: William L. Gipson
   Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of December 1, 2005 by the following persons in the capacities indicated.

/s/ William L. Gipson William L. Gipson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Gregory A. Knapp Gregory A. Knapp	Vice President — Finance (Principal Financial Officer)
/s/ Laurie A. Delano* Laurie A. Delano	Controller, Assistant Treasurer and Assistant Secretary (Principal Accounting Officer)
/s/ Kenneth R. Allen* Kenneth R. Allen	Director
/s/ Ross C. Hartley* Ross C. Hartley	Director
/s/ Bill D. Helton* Bill D. Helton	Director
/s/ D. Randy Laney* D. Randy Laney	Director
/s/ Julio S. Leon* Julio S. Leon	Director
/s/ Myron W. McKinney* Myron W. McKinney	Director
/s/ B. Thomas Mueller* B. Thomas Mueller	Director
/s/ Mary M. Posner* Mary M. Posner	Director
/s/ Allan T. Thoms* Allan T. Thoms	Director
* /s/ Gregory A. Knapp (Gregory A. Knapp, as attorney-in-fact for each of the persons indicated)

INDEX TO EXHIBITS

Exhibit No.		Description
4(a)	−	Restated Articles of Incorporation (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-54539 on Form S-3).
4(b)	−
Rights Agreement dated April 27, 2000 between Empire and Wells Fargo Bank, National Association (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (Incorporated by reference to Exhibit 4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-3368).

4(c)	−
Indenture for Unsecured Debt Securities, dated as of September 10, 1999 between Empire and Wells Fargo Bank, National Association (as successor by merger to Norwest Bank Minnesota, National Association) (Incorporated by reference to Exhibit 4(v) to Registration Statement No. 333-87105 on Form S-3).

4(d)	−
Securities Resolution No. 2, dated as of February 22, 2001, of Empire under the Indenture for Unsecured Debt Securities (Incorporated by reference to Exhibit 4(s) to the Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-3368).

4(e)	−
Securities Resolution No. 3, dated as of December 18, 2002, of Empire under the Indenture for Unsecured Debt Securities (Incorporated by reference to Exhibit 4(s) to the Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-3368).

4(f)	−
Securities Resolution No. 4, dated as of June 10, 2003, of Empire under the Indenture for Unsecured Debt Securities. (Incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed on July 29, 2003, File No. 1-3368).

4(g)	−
Securities Resolution No. 5, dated as of October 29, 2003, of Empire under the Indenture for Unsecured Debt Securities. (Incorporated by reference to Exhibit 4 to the Quarterly Report on Form 10-Q filed on November 10, 2003, File No. 1-3368).

4(h)	−
Securities Resolution No. 6, dated as of June 27, 2005, of Empire under the Indenture for Unsecured Debt Securities. (Incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed on June 28, 2005, File No. 1-3368).

4(i)	−	Form of Securities Resolution for Unsecured Debt Securities (Incorporated by reference to Exhibit 4(w) to Registration Statement No. 333-87105 on Form S-3).
4(j)	−
Indenture of Mortgage and Deed of Trust dated as of September 1, 1944 among Empire, The Bank of New York and UMB Bank & Trust, N.A. (Incorporated by reference to Exhibits B(1) and B(2) to Form 10, File No. 1-3368).

4(k)	−	Third and Sixth through Eighth Supplemental Indentures to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 2(c) to Form S-7, File No. 2-59924).

4(l)	−	Fourteenth Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(f) to Registration No. 333-56635 on Form S-3).
4(m)	−	Twenty-Second Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(k) to Form 10-K for the year ended December 31, 1993, File No. 1-3368).
4(n)	−	Twenty-Third Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(l) to Form 10-K for the year ended December 31, 1993, File No. 1-3368).
4(o)	−	Twenty-Fourth Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(m) to Form 10-K for the year ended December 31, 1993, File No. 1-3368).
4(p)	−
Twenty-Fifth Supplemental Indenture dated as of November 1, 1994 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(p) to Registration Statement No. 333-56635 on Form S-3).

4(q)	−
Twenty-Eighth Supplemental Indenture dated as of December 1, 1996 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Form 10-K for the year ended December 31, 1996, File No. 1-3368).

4(r)	−
Twenty-Ninth Supplemental Indenture dated as of April 1, 1998 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended March 31, 1998, File No. 1-3368).

4(s)	−	Form of Supplemental Indenture relating to the First Mortgage Bonds (Incorporated by reference to Exhibit 4(t) to Registration Statement No. 333-35129 on Form S-3).
4(t)	−
$150,000,000 Unsecured Credit Agreement, dated as of July 15, 2005, among Empire, UMB Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the lenders named therein. (Incorporated by reference to Exhibit 4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-3368).

4(u)*	−	The Empire District Electric Company Employee Stock Purchase Plan.
5*	−	Opinion of Anderson & Byrd.
23(a)*	−	Consent of PricewaterhouseCoopers LLP.
23(b)*	−	Consent of Anderson & Byrd (included in Exhibit 5).
24(a)*	−	Powers of Attorney.
* Filed herewith.